Exhibit 10.4
SECURITY AGREEMENT
     THIS SECURITY AGREEMENT (“Agreement”) is made this 15th day of June, 2007, by and between CUISINE SOLUTIONS, INC., a Delaware corporation, (the “Borrower”) and BRANCH BANKING AND TRUST COMPANY (“Lender”).
RECITALS:
     WHEREAS, Borrower has requested Lender to make a revolving line of credit loan in the maximum principal amount permitted to be outstanding at any one time of SIX MILLION AND NO/100 DOLLARS ($6,000,000.00) to Borrower; and
     WHEREAS, Lender is willing to make such loan subject to the terms and conditions set forth in this Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein, Borrower and Lender do hereby agree as follows:
1. CONSTRUCTION AND DEFINITION OF TERMS.
     All terms used herein which are defined by the Virginia Uniform Commercial Code shall have the same meanings assigned to them by the Virginia Uniform Commercial Code unless and to the extent varied by this Agreement. All accounting terms not specifically defined herein shall have the meanings assigned to them as determined by generally accepted accounting principles. In addition to the terms elsewhere in this Agreement, unless the context otherwise requires, the following terms shall have the following meanings:
     1.01 “Collateral” shall mean all of Borrower’s personal property, both now owned and hereafter acquired, including, but not limited to:
(a)	Accounts;

(b)	Chattel paper;

(c)	Deposit accounts;

(d)	Documents;
Loan No.

(e)	Equipment;

(f)	Fixtures;

(g)	General intangibles;

(h)	Goods;

(i)	Instruments;

(j)	Inventory;

(k)	Investment property;

(l)	Letter-of-credit rights; and

(m)	Proceeds and products of all of the foregoing.
     1.02 “Event of Default” shall mean any of the events described in Section 6 hereof.
     1.03 “Lien” shall mean any statutory or common law consensual or non-consensual mortgage, pledge, security interest, encumbrance, lien, right of setoff, claim or charge of any kind, including, without limitation, any conditional sale or other title retention transaction, any lease transaction in the nature thereof and any secured transaction under the Uniform Commercial Code of any jurisdiction.
     1.04 “Note” shall mean the Deed of Trust Note (Secured Revolving Line of Credit) in the maximum principal amount permitted to be outstanding at any one time of SIX MILLION AND NO/100 DOLLARS ($6,000,000.00), executed and delivered by Borrower payable to the order of Lender and dated of even date herewith, and all modifications, renewals and extensions thereof and substitutions and replacements therefor.
     1.05 “Obligations” shall include the full and punctual performance of all present and future duties, covenants and responsibilities due to Lender by Borrower under this Agreement, the Note and the Other Agreements, all present and future obligations of Borrower to Lender for the payment of money under this Agreement, the Note, and the Other Agreements, extending to all principal amounts, interest, late charges and all other charges and sums, as well as all costs and expenses payable by Borrower under this Agreement, the Note, and the Other

Agreements, and all renewals, refinancings, consolidations, re-castings and extensions of any of the foregoing.
     1.06 “Other Agreements” shall mean any and all other security agreements, assignments, pledge or hypothecation agreements, mortgages, deeds of trust, instruments and documents now and hereafter existing between Lender and Borrower and any other person executed and/or delivered pursuant to this Agreement or further evidencing, securing or in any other manner relating to the loan from Lender to Borrower evidenced by the Note.
     1.07 “Permitted Liens” shall mean (a) Liens of the Lender, (b) Liens for taxes and special assessments not delinquent, and (c) Liens, if any, consented to by the Lender in writing.
     1.08 “Person” shall include natural persons, corporations, associations, partnerships, joint ventures, trusts, governments and agencies and departments thereof, and every other entity of every kind.
2. SECURITY.
     2.01 Security Interest. As security for the payment and performance of all of the Obligations and performance under the Other Agreements, Borrower hereby irrevocably and unconditionally assigns, pledges and grants to Lender a continuing security interest in the Collateral. Lender’s assignment, pledge and grant is coupled with an interest and shall continually exist until all Obligations have been paid in full. If required by Lender at any time, Borrower shall make notations, satisfactory to Lender, on its books and records disclosing the existence of Lender’s security interest in the Collateral. Borrower agrees that, with respect to the Collateral, Lender shall have all the rights and remedies of a secured party under the Virginia Uniform Commercial Code, Lender shall have no liability or duty, either before or after the occurrence of an Event of Default hereunder, on account of loss or damage to, or to collect or enforce any of its rights against, the Collateral, or to preserve any rights against account debtors or other parties with prior interests in the Collateral.
     2.02 Covenants and Representations Concerning Collateral. With respect to all of the Collateral, Borrower covenants, warrants and represents that:

          (a) No financing statement covering any of the Collateral is on file in any public office or land or financing records except for financing statements in favor of Lender and financing statements with respect to any Permitted Liens.
          (b) Borrower is the legal and beneficial owner of all of the Collateral, free and clear of all Liens, except for Permitted Liens.
          (c) The security interest granted Lender hereunder shall constitute a first Lien upon the Collateral, except for Permitted Liens, and Borrower will not, except in the ordinary course of business, transfer, discount, sell or assign any interest in the Collateral nor permit any other Lien to be created or remain thereon except for Permitted Liens.
          (d) Borrower will maintain the Collateral in good order and condition, ordinary wear and tear excepted, and will use, operate and maintain the Collateral in compliance with all laws, regulations and ordinances and in compliance with all applicable insurance requirements and regulations. Borrower will pay promptly all taxes, judgments and charges of any kind levied or assessed thereon, unless disputed in good faith and, if requested by the Lender, bonded off to the Lender’s satisfaction. Borrower shall promptly notify Lender in writing of any such dispute, and any pending or threatened litigation involving the Collateral. Borrower shall promptly pay when due all transportation, storage, warehousing and other such charges and fees affecting or arising out of or relating to the Collateral and shall defend the Collateral, at Borrower’s expense, against all claims and demands of any persons claiming any interest in the Collateral adverse to Borrower or Lender.
          (e) At all reasonable times Lender and its agents and designees may enter Borrower’s premises and inspect the Collateral and all books and records of Borrower (in whatever form) relating to the Collateral or to the finances and operations of Borrower’s business.
          (f) Borrower shall maintain comprehensive casualty insurance on the Collateral, as may be reasonably required by the Lender, against such risks, such amounts, with such loss deductible amounts with such companies as may be required by or acceptable to Lender, and each such policy shall contain a clause or endorsement, satisfactory to Lender, naming Lender as loss payee and a clause or endorsement, satisfactory to Lender, that such policy may not be canceled or altered and Lender may not be removed as loss payee without at least thirty (30) days prior written notice to Lender. Borrower hereby assigns to Lender any and all proceeds of such policies and authorizes and empowers Lender to adjust or compromise any loss under such policies and to collect and receive all such proceeds. Borrower hereby authorizes and directs each insurance company to pay all such proceeds directly and solely to Lender and not to Borrower and Lender jointly. Borrower authorizes and empowers Lender to execute and endorse in Borrower’s name all proofs of loss, drafts, checks and any other documents necessary to accomplish such collection and any persons making payments to Lender under the terms of this paragraph are hereby relieved absolutely from any obligation or responsibility to see to the application of any sums so paid. After deduction from any such proceeds of all reasonable costs and expenses (including reasonable attorney’s fees) incurred by Lender in the collection and handling of such proceeds, the net proceeds may be applied in whole or in part, at Lender’s option, either toward replacing or restoring the Collateral, or as a credit against such of the Obligations, whether matured or unmatured, as Lender shall determine in Lender’s sole discretion.
          (g) All information, schedules, certificates, records and data furnished to the Lender are true and correct in all material respects and complete insofar as completeness may be necessary to give the Lender accurate knowledge of the subject matter.
          (h) All books and records of Borrower pertaining to the Collateral are located at 85 South Bragg Street, Suite 600, Alexandria, Virginia 22312, and Borrower will not change the location of such books and records without the prior written consent of Lender.
          (i) Borrower shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances, instruments and documents as Lender may reasonably request to vest in and assure to Lender its rights hereunder or in any of the Collateral, including, without limitation, placing legends on Collateral or on books and records pertaining to Collateral stating that Lender has a security interest therein.
          (j) Borrower shall cooperate with Lender to obtain and keep in effect one or more control agreements in deposit account, electronic chattel paper, investment property and letter of credit rights Collateral.
          (k) Borrower authorizes Lender to file financing statements covering the Collateral and all personal property of Borrower and containing such legends as Lender shall deem necessary or desirable to protect Lender’s interest in the Collateral. Borrower agrees to pay all taxes, fees and costs (including attorneys’ fees) paid or incurred by Lender in connection with the preparation, filing or recordation thereof.
          (l) Whenever required by Lender, Borrower shall promptly deliver to Lender, with all endorsements and/or assignments required by Lender, all instruments, chattel paper, guaranties and the like received by Borrower constituting, evidencing or relating to any of the Collateral or proceeds of any of the Collateral.
          (m) Borrower shall not file any amendments, correction statements or termination statements concerning the Collateral without the prior written consent of Lender.
          (n) If any Collateral arises out of a contract with the United States Government or any department, agency or instrumentality thereof, Borrower shall immediately notify Bank thereof and shall execute and deliver to Bank specific assignments of those contracts and the related United States Government accounts of Borrower and shall do such other things as may be satisfactory to Bank in order that all sums due and to become due to Borrower under such contract shall be duly assigned to Bank in accordance with the Federal Assignment of Claims Act (31 United States Code ‘3727; 41 United States Code’ 15) as in effect on the date hereof and as hereafter amended and/or any other applicable laws and regulations relating to the assignment of governmental obligations. Payments on United States Government contracts or United States Government accounts which have been specifically assigned to Bank by means of a direct assignment, as provided herein, shall be made directly to Bank, for payment to the Obligations. The separate assignment of specific United States Government contracts to Bank, as contemplated herein, shall not be deemed to limit Bank’s security interest to the payments under those particular United States Government contracts and the related United States Government accounts, but rather Bank’s security interest shall extend to any and all United States Government contracts and the related United States Government accounts and proceeds thereof, now or hereafter owned or acquired by Borrower. During the term of this Agreement, Borrower agrees and covenants not to make any assignment of any of the United States Government contracts to any party other than Bank without Banks prior written consent.
3. REPRESENTATIONS AND WARRANTIES.
     To induce Lender to enter into this Agreement, Borrower represents and warrants to Lender that as of the date hereof:
     3.01 State of Organization, Legal Name and Good Standing. Borrower’s state of organization and exact legal name are set forth in the first paragraph of this Agreement. Borrower is an entity, duly organized, legally existing and in good standing under the laws of the jurisdiction of its organization, has the power to own its property and to carry or its business and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.
     3.02 Authority. Borrower has full power and authority to enter into this Agreement, to execute and deliver all documents and instruments required hereunder and to incur and perform the Obligations provided for herein and in the Note, all of which have been duly authorized by all necessary and proper corporate and other action, and no consent or approval of any person, including, without limitation, stockholders of Borrower and any public authority or regulatory body, which has not been obtained, is required as a condition to the validity or enforceability hereof or thereof.
     3.03 Binding Agreements. This Agreement has been duly and properly executed by Borrower, constitutes the valid and legally binding obligation of Borrower and is fully enforceable against Borrower in accordance with its terms.
     3.04 No Conflicting Agreements. The execution and performance by Borrower of this Agreement and Borrower’s execution and delivery of and performance under the Note will not (a) violate (i) any provision of law, any order, rule or regulation of any court or other agency of government, (ii) any award of any arbitrator, (iii) the charter or Bylaws of Borrower, or (iv) any indenture, contract, agreement, mortgage, deed of trust or other instrument to which Borrower is a party or by which it or any of its property is bound, or (b) be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such award, indenture, contract, agreement, mortgage, deed of trust or other instrument, or result in the creation or imposition of any Lien upon any of the property or assets of Borrower.
     3.05 Litigation. There are no undisclosed judgments, claims, actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower or its properties, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which may result in any material adverse change in the business, operations, prospects, properties or assets or in the condition, financial or otherwise, of Borrower, and Borrower is not, to its knowledge, in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would have a material adverse effect on Borrower.
     3.06 Financial Condition. The financial statements of Borrower heretofore delivered to Lender are complete and correct, and fairly present the financial condition of Borrower. There are no liabilities of Borrower, direct or indirect, fixed or contingent, as of the date of such statements which are not reflected therein.
     3.07 Taxes. Except as otherwise disclosed to the Lender, Borrower has paid or caused to be paid all federal, state and local taxes to the extent that such taxes have become due. Borrower has filed or caused to be filed all federal, state and local tax returns which are required to be filed by Borrower.
     3.08 Title to Properties. Borrower has good and marketable title to all of its properties and assets (including the Collateral) and all of the properties and assets of Borrower are free and clear of Liens, except for Permitted Liens, and has made no assignments thereof except to Lender.
     3.09 Licenses and Permits. Borrower has duly obtained and now holds all licenses, permits, certifications, approvals and the like required by federal, state and local laws of the jurisdiction in which Borrower conducts its business and each remains valid and in full force and effect and Borrower has paid all fees, taxes, assessments and other charges necessary to maintain same.
     3.10 No Default. No Event of Default and no event which, with notice or passage of time or both, would constitute an Event of Default has occurred hereunder.
4. AFFIRMATIVE COVENANTS.
     Borrower covenants and agrees with Lender that, until all of the Obligations have been paid in full, Borrower will:
     4.01 Taxes. Pay and discharge all taxes, assessments and governmental charges upon Borrower, its income and properties prior to the date on which penalties are attached thereto.
     4.02 Continuation of Business and Compliance With Laws. Continue its business operations as now being conducted and comply with all applicable federal, state and local laws, rules, ordinances, regulations and orders.
     4.03 Litigation. Promptly notify Lender in writing of any action, suit or proceeding at law or in equity by or before any court, governmental agency or instrumentality which could result in any material change in the business, operations, prospects, properties or assets or in the condition, financial or otherwise, of Borrower.
     4.04 Extraordinary Loss. Promptly notify Lender in writing of any event causing extraordinary loss or depreciation of the value of any of Borrower’s assets and the facts with respect thereto.
     4.05 Maintenance. Maintain all properties and improvements necessary to the conduct of Borrower’s business in good working order and condition, ordinary wear and tear excepted, and cause replacements and repairs to be made when necessary for the proper conduct of its business.
     4.06 Patents, Franchises, etc. Maintain, preserve and protect all licenses, patents, franchises, trademarks and trade names of Borrower or licenses by Borrower which are necessary to the conduct of the business of Borrower as now conducted, free of any conflict with the rights of any other person.

     4.07 Insurance. Maintain with insurers and in amounts satisfactory to Lender such insurance against such risks and with such loss deductible amounts as may be reasonably required by or reasonably acceptable to Lender. Hazard insurance for the Equipment and Inventory shall be in the amount of full replacement costs or, if full replacement cost insurance is not available, coverage shall be for the maximum insurable value, and shall contain a lender’s loss payable clause in favor of Lender which provides that any act or neglect of the Borrower or other owner of the property will not invalidate the interest of Lender. Borrower shall also maintain worker’s compensation insurance in an amount meeting state law requirements. All policies of insurance maintained by Debtor must provide for at least thirty (30) days prior written notice to Lender of policy cancellation.
     4.08 Evidence of Insurance. Deliver to Lender from time to time as requested, and periodically if Lender shall so require, evidence reasonably satisfactory to Lender that all insurance and endorsements required by the Lender pursuant to Section 4.07 hereof, are in effect.
     4.09 Further Assurances. The Borrower shall promptly, upon request, execute, acknowledge and deliver any financing statement, endorsement, renewal, affidavit, deed, assignment, continuation statement, security agreement, certificate or other document as the Lender may reasonably require in order to perfect, preserve, maintain, protect, continue or extend the lien or security interest of the Lender under this Agreement and its priority. The Borrower shall pay to the Lender on demand all taxes, costs and expenses (including, but not limited to, reasonable attorney’s fees) incurred by the Lender in connection with the preparation, execution, recording and filing of any such document or instrument mentioned aforesaid.
     4.10 Financial Information.
          (a) The Borrower will deliver financial statements and copies of its tax returns to the Lender in accordance with the terms of the Note.
          (b) The Borrower will promptly deliver to the Lender such other financial information as the Lender may from time to time require.

5. NEGATIVE COVENANTS.
     Borrower covenants and agrees with Lender that, until all Obligations have been paid in full, Borrower will not, directly or indirectly, without Lender’s prior written consent:
     5.01 Liens. Create, incur, assume or permit to exist, directly or indirectly, any liens upon any of Borrower’s property or assets, now owned or hereafter acquired by Borrower, other than Permitted Liens.
     5.02 Merger, Sale of Assets, Etc. Enter into or be a party to any merger or consolidation; sell, assign, transfer, convey or lease all or any part of its property or any interest therein except in the ordinary course of Borrower’s business as now being conducted.
     5.03 Change of Name. Change the name of Borrower.
     5.04 Trade Names. Permit any Accounts to be in the any trade name other than Borrower’s true corporate name.
     5.05 Change of Management. Change the persons controlling the management and/or day to day activities of the Borrower without the prior written consent of Lender.
     5.06 Other Agreements. Borrower will not enter into any agreement or undertaking containing any provision which would be violated or breached by performance of its obligations hereunder.
6. EVENTS OF DEFAULT.
     The occurrence of any one or more of the following events shall constitute an “Event of Default”:
     (a) If a default shall occur with respect to the payment of any installment of the Note when and as the same shall become due and payable, whether at maturity or by acceleration or otherwise, and such default shall continue for a period of ten (10) business days after written notice thereof from Lender to Borrower.
     (b) If an event of default occurs under any of the Other Agreements.

     (c) If any representation of warranty made herein or in any statement, report, certificate, opinion, financial statement or other document furnished or to be furnished in connection with this Agreement shall be false or misleading in any material respect.
     (d) If Borrower fails to pay any amount due Lender under this Agreement when and as the same shall become due, and such default shall continue for a period of ten (10) business days after written notice thereof from Lender to Borrower.
     (e) If Borrower fails to observe or perform any warranty, covenant, condition or agreement to be observed or performed by Borrower under this Agreement, and such failure continues for a period of thirty (30) days after written notice thereof from Lender to Borrower; provided, however, that no such grace period shall be provided with respect to Section 2.02, 4.07 or 5.01; and provided further that no such notice or grace period shall be provided for any default specifically referenced in this Section 6.
     (f) If by the order of a court of competent jurisdiction, a trustee, receiver or liquidator of the Collateral or any part thereof, or of the Borrower, shall be appointed and such order shall not be discharged or dismissed within sixty (60) days after such appointment.
     (g) If the Borrower shall file a petition in bankruptcy or for an arrangement or for reorganization pursuant to the Bankruptcy Reform Act of 1978, as amended, or any similar law, federal or state, or if, by decree of a court of competent jurisdiction, the Borrower shall be adjudicated a bankrupt, or be declared insolvent, or shall make, an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall consent to the appointment of a receiver or receivers of all or any part of its property.
     (h) If any of the creditors of the Borrower or other person shall file a petition in bankruptcy against the Borrower or for reorganization of the Borrower pursuant to the Federal Bankruptcy Reform Act of 1978, as amended, or any similar law, federal or state, and if such petition shall not be discharged or dismissed within sixty (60) days after the date on which such petition was filed.

     (i) If Borrower shall dissolve or liquidate, and such dissolution or liquidation is not in connection with a reorganization, merger or consolidation approved in writing by the Lender.
     (j) Reserved.
     (k) If a default under any obligation or indebtedness owed to the Lender, other than the secured by this Agreement, by the Borrower or any guarantor of the Obligations, which default is not cured within any applicable grace or cure period.
7. RIGHTS AND REMEDIES.
     7.01 Rights and Remedies of Lender. Upon the occurrence of an Event of Default, Lender may, without notice or demand, exercise in any jurisdiction in which enforcement hereof is sought, the following rights and remedies, in addition to the rights and remedies of a secured party under the Uniform Commercial Code and all other rights and remedies available to Lender under applicable law, all such rights and remedies being cumulative and enforceable alternatively, successively or concurrently:
     (a) Declare the Note, all interest accrued and unpaid thereon, and all other Obligations to be immediately due and payable and the same shall thereupon become immediately due and payable without presentment, demand or protest, all of which are hereby expressly waived.
     (b) Institute any proceeding or proceedings to enforce the Obligations and any Lien of Lender.
     (c) Take possession of the Collateral, and for that purpose, so far as Borrower may give authority therefor, enter upon the premises on which the Collateral or any part thereof may be situated and remove the same therefrom without any liability for suit, action or other proceeding by Borrower, BORROWER HEREBY WAIVING ANY AND ALL RIGHTS TO PRIOR NOTICE AND TO JUDICIAL HEARING WITH RESPECT TO REPOSSESSION OF COLLATERAL, and require Borrower, at Borrower’s expense, to assemble and deliver the Collateral to such place or places as Lender may designate.
     (d) Operate, manage and control the Collateral, or permit the Collateral or any portion thereof to remain idle, or store the same, and collect all rents and revenues therefrom and sell or otherwise dispose of any or all of the Collateral (including, without limitation, sell, transfer or reassign any license) upon such terms and under such conditions as Bank, in its reasonable discretion, may determine, all without any notice or demand, and purchase or acquire any of the Collateral at any such sale or other disposition, all to the extent permitted by applicable law. Borrower shall have all risk of loss of the Collateral. Bank shall have no liability or duty, either before or after the occurrence of an Event of Default, on account of loss of or damage to, to collect or enforce any of its rights against, the Collateral, to collect any income accruing on the Collateral, or to preserve rights against account debtors or other parties with prior interests in the Collateral. If Bank actually receives any notices requiring action with respect to Collateral in Bank’s possession, Bank shall take reasonable steps to forward such notices to Borrower. Borrower is responsible for responding to notices concerning the Collateral, voting the Collateral, and exercising rights and options, calls and conversions of the Collateral. Bank’s sole responsibility is to take such action as is reasonably requested by Borrower in writing, however, Bank is not responsible to take any action that, in Bank’s sole judgment, would affect the value of the Collateral as security for the Obligations adversely. While Bank is not required to take certain actions, if action is needed, in Bank’s sole discretion, to preserve and maintain the Collateral, Borrower authorizes Bank to take such actions, but Bank is not obligated to do so.
     7.02 Power of Attorney. Effective upon the occurrence of an Event of Default, Borrower hereby designates and appoints Lender and its designees as attorney-in-fact of Borrower, irrevocably and with power of substitution, with authority to execute proofs of claim and loss; to adjust and compromise any claims under insurance policies; to execute releases; and to perform all other acts necessary and advisable, in Lender’s sole discretion, to carry out and enforce this Agreement and the Other Agreements. All acts of said attorney or designee are hereby ratified and approved by Borrower and said attorney or designee shall not be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law, except for gross negligence, willful misconduct or bad faith. This Power of Attorney is coupled with an interest and is irrevocable so long as any of the Obligations remain unpaid or unperformed or there exists any commitment of Lender to Borrower which could give rise to any Obligations.

     7.03 Cumulative Nature of Remedies. Each right, power and remedy of Lender shall be cumulative and concurrent, and recourse to one or more rights or remedies shall not constitute a waiver of any other right, power or remedy. It is mutually agreed that commercial reasonableness and good faith require Lender to give Borrower no more than five (5) days prior written notice of the time and place of any public disposition of the Collateral or of the time after which any private disposition or any other intended disposition is to be made.
     7.04 Liquidation Costs. The Borrower shall reimburse and pay to the Lender upon demand all costs and expenses (the “Liquidation Costs”), including, without limitation, attorneys’ fees and expenses, advanced, incurred by, or on behalf of the Lender in collecting and enforcing this Agreement, the Note and the Other Agreements. All Liquidation Costs shall bear interest payable by the Borrower to the Lender upon demand from the date advanced or incurred until paid in full at a per annum rate of interest equal at all times to the then highest rate of interest charged on the principal of the Note, plus two percent (2%) per annum.
     7.05 Expense Payments. If the Borrower shall fail to make any payment or otherwise fail to perform, observe, or comply with any of the conditions, covenants, terms, stipulations, or agreements contained herein, or in the Note or the Other Agreements, the Lender without notice to or demand upon the Borrower and without waiving or releasing any obligation or Event of Default may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrower, and may enter upon any premises of the Borrower for that purpose and take all such action thereon as the Lender may consider necessary or appropriate for such purpose. All sums so paid or advanced by the Lender (the “Expense Payments”), together with interest thereon from the date paid, advanced, or incurred until repaid in full at a per annum rate of interest equal at all times to the then highest rate of interest charged on the Note plus two percent (2%) per annum, shall be paid by the Borrower to the Lender upon demand by the Lender.
8. MISCELLANEOUS.
     8.01 Performance for Borrower. Borrower agrees and hereby authorizes that Lender may, in Lender’s sole discretion, but

Lender shall not be obligated to, advance funds on behalf of Borrower without prior notice to Borrower, in order to insure Borrower’s compliance with any covenant, warranty, representation or agreement of Borrower made in or pursuant to this Agreement or any of the Other Agreements, to cover overdrafts in any checking or other accounts of Borrower at Lender or to preserve or protect any right or interest of Lender in the Collateral or under or pursuant to this Agreement or any of the Other Agreements, including without limitation, the payment of any insurance premiums or taxes and the satisfaction or discharge of any judgment or any Lien upon the Collateral or other property or assets of Borrower; provided, however, that the making of any such advance by Lender shall not constitute a waiver by Lender of any Event of Default with respect to which such advance is made nor relieve Borrower of any such Event of Default. Borrower shall pay to Lender upon demand all such advances made by Lender with interest thereon at the rate and determined in the manner provided in the Note. All such advances shall be deemed to be included in the Obligations and secured by the security interest granted Lender hereunder.
     8.02 Expenses. All expenses of Lender in connection with the filing or recordation of all financing statements and instruments as may be required by Lender at the time of, or subsequent to, the execution of this Agreement, including, without limitation, all documentary stamps, recordation and transfer taxes on any document or instrument in connection herewith. Borrower agrees to save harmless and indemnify Lender from and against any liability resulting from the failure to pay any required documentary stamps, recordation and transfer taxes, recording costs, or any other expenses incurred by Lender in connection with this Agreement. The provisions of this Subsection 8.02 shall survive the execution and delivery of this Agreement and the payment of all other Obligations.
     8.03 Applications of Collateral. Except as may be otherwise specifically provided in this Agreement, all Collateral and proceeds of Collateral coming into Lender’s possession may be applied by Lender to any of the Obligations, whether matured or unmatured, as Lender shall determine in its sole discretion.
     8.04 Indemnification by Borrower. The Borrower hereby agrees to indemnify and hold harmless the Lender from and against all liabilities, claims, demands, and costs, including without limitation, reasonable attorney’s fees, arising out of or in connection with the Collateral, except arising from the Lender’s gross negligence, willful misconduct or bad faith.
     8.05 Receipt Sufficient Discharge to Purchaser. Upon any sale or other disposition of the Collateral or any part thereof, the receipt of the Lender or any other person making the sale or disposition shall be a sufficient discharge to the purchaser for the purchase money, and such purchaser shall not be obligated to see to the application thereof.
     8.06 Waivers by Borrower. Borrower hereby waives, to the extent the same may be waived under applicable law:
     (a) All claims, causes of action and rights of Borrower against Lender on account of actions taken or not taken by Lender in the exercise of Lender’s rights or remedies hereunder or under the Other Agreements, except arising from the Lender’s gross negligence, willful misconduct, bad faith, or in violation of any of the provisions hereof, or in the Other Agreements.
     (b) All claims of Borrower for failure of Lender to comply with any requirement of applicable law relating to enforcement of Lender’s rights or remedies hereunder or under the Other Agreements;
     (c) All rights of redemption of Borrower with respect to the Collateral;
     (d) In the event Lender seeks to repossess any or all of the Collateral by judicial proceedings, any bond(s) or demand(s) for possession which otherwise may be necessary or required;
     (e) Presentment, demand for payment, protest and all exemptions;
     (f) Trial by jury in any action or proceeding of any kind or nature in connection with any of Obligations, this Agreement or any of the other Agreements;
     (g) Settlement, compromise or release of the Obligations of any person primarily or secondarily liable upon any of the Obligations;
     (h) Substitution, impairment, exchange or release of any collateral security for any of the Obligations.

     Borrower agrees that Lender may exercise any or all of its rights and/or remedies hereunder and under the Other Agreements without resorting to and without regard to any collateral security or sources of liability with respect to any of the Obligations.
     8.07 Waivers by Lender. Neither any failure nor any delay on the part of Lender in exercising any right, power or remedy hereunder or under any of the Other Agreements shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other rights, power or remedy.
     8.08 Modifications. No modification or waiver of any provision of this Agreement, the Note or any of the Other Agreements, and no consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand upon Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.
     8.09 Lender’s Setoff. Lender shall have the right, in addition to all other rights and remedies available to it, to set off against any or all of the Obligations any debt owing to Borrower by Lender, including, without limitation, any funds in any checking or other account now or hereafter maintained by Borrower at Lender. Borrower hereby confirms Lender’s right to banker’s lien and setoff, and nothing in this Agreement or any of the Other Agreements shall be deemed a waiver or prohibition of Lender’s rights of banker’s lien or setoff.
     8.10 Notices. Any notice or other communication in connection with this Agreement, shall be in writing and shall be deemed to have been properly given or served for all purposes when personally presented or sent by United States registered or certified mail, return receipt requested, postage prepaid, provided that any such notice or communication shall be addressed to a party hereto as provided below (or at such other address as such party shall specify in writing to the other parties hereto):
          (a) If to Borrower, at 85 South Bragg Street, Suite 600, Alexandria, Virginia 22312.

          (b) If to Lender, at 1717 King Street, Alexandria, Virginia 22314.
     8.11 Applicable Law. The performance and construction of this Agreement, the Note and the Other Agreements shall be governed by the internal laws of the Commonwealth of Virginia.
     8.12 Successors and Assigns. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, agreements, representations and warranties by or on behalf of Borrower which are contained in this Agreement and the Other Agreements shall inure to the benefit of the successors and assigns of Lender. This Agreement may not be assigned by Borrower without the prior written consent of Lender.
     8.13 Use of Terms. The use of any gender or the neuter herein shall also refer to the other gender or the neuter and the use of the plural shall also refer to the singular, and vice versa.
     8.14 Severability. If any term, provision or condition, or any part thereof, of this Agreement or any of the Other Agreements shall for any reason be bound or held invalid or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision or condition, and this Agreement, the Note, and the Other Agreements shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.
     8.15 Merger and Integration. This Agreement, the Note and the Other Agreements contain the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby, and no other agreement, statement or promise made by any party hereto, or by any employee, officer, agent or attorney of any party hereto, which is not contained herein, shall be valid or binding.
     8.16 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute the same instrument.

     8.17 Headings. The headings and subheadings contained in the titling of this Agreement are intended to be used for convenience only and do not constitute part of this Agreement.
     8.18 Consent to Jurisdiction; Service of Process. The Borrower hereby agrees and consents that any action or proceeding arising out of or brought to enforce the provisions of this Agreement may be brought in any appropriate court in the Commonwealth of Virginia, or in any other court having jurisdiction over the subject matter, all at the sole election of the Lender, and by the execution of this Agreement the Borrower irrevocably consents to the jurisdiction of each such court.
     IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement, under seal as of the date first above written.

BORROWER: CUISINE SOLUTIONS, INC., a Delaware corporation
By:	/s/ Stanislas Vilgrain		[SEAL]
	Name:	Stanislas Vilgrain
	Title:	CEO

LENDER: BRANCH BANKING AND TRUST COMPANY
By:	/s/ Henry Abott		[SEAL]
	Name:	Henry Abott
	Title:	AVP